Exhibit 10.1

KEY ENERGY SERVICES, INC.

2006 PHANTOM SHARE PLAN

1.                                      Purpose; Eligibility.

1.1                                 General Purpose.  The name of this plan is the Key Energy Services, Inc. 2006 Phantom Share Plan (the “Plan”).  The purpose of the Plan is to enable Key Energy Services, Inc., a Maryland corporation (the “Company”), and any affiliate to obtain and retain the services of the types of Employees, who will contribute to the long range success of the Company and its affiliates and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

1.2                                 Eligible Award Recipients.  The persons eligible to receive Awards are Employees and any such parties who are reasonably expected to become Employees after the receipt of Awards.

1.3                                 Available Awards.  Phantom Share Awards are available under the Plan.

2.                                      Definitions.

2.1                                 “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.5.

2.2                                 “Award” means an award of Phantom Shares.

2.3                                 “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant.  Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.4                                 “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

2.5                                 “Board” means the Board of Directors of the Company.

2.6                                 “Cause” means (1) conviction of, or plea of guilty or no contest to, a misdemeanor involving moral turpitude or a felony, (2) engaging in an act of fraud against the Company or any of its affiliates, (3) engaging in theft, embezzlement or other misappropriation of any funds or property of the Company or any of its affiliates, including conduct which is materially injurious (monetarily or otherwise) to the Company or any of its affiliates (e.g., misuse of the Company’s or an affiliate’s funds or other property), (4) willfully and continually failing to perform the material duties assigned to such Participant, (5) knowingly engaging in any direct, material conflict of interest with the Company or its affiliates without compliance with the existing conflict of interest policy, if any, (6) knowingly engaging, without the written approval of the Board, in any activity which competes with the business of the Company or its affiliates or which would result in a material injury to the business, reputation or goodwill of the Company or an affiliate, (7) without authorization, disclosure of trade secrets or proprietary information of the Company, its affiliates, or a third party who has entrusted such information to the Company or any of its affiliates, (8) knowingly and intentionally engaging in any activity which would constitute a material violation of the provisions of the Company’s policies and procedures, then in effect; or (9) engaging in any act defined as “cause” in a Participant’s employment agreement.

2.7                                 “Change in Control” means:

(1) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event; (2) the dissolution or liquidation of the Company; (3) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of the Company; or (4) as a result of or in connection with a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board.  For purposes of the preceding sentence, (i) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (ii) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.

2.8                                 “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and any guidance and/or regulations promulgated thereunder.

2.9                                 “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.

2.10                           “Common Stock” means the common stock, $0.10 par value per share, of the Company.

2.11                           “Company” means Key Energy Services, Inc. a Maryland corporation.

2.12                           “Continuous Service” means that the Participant’s service with the Company its applicable predecessors and its affiliates, is not interrupted for a period of more than 90 days or terminated.  The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.13                           “Date of Grant” means the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

2.14                           “Director” means a member of the Board.

2.15                           “Disability” means a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) results from a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, and causes such Participant to receive income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s employees.

2.16                           “Effective Date” shall mean the date of Committee adoption of the Plan.

2.17                           “Employee” means any person employed by the Company or an affiliate.  Mere service as a Director or payment of a director’s fee by the Company or an affiliate shall not be sufficient to constitute “employment” by the Company or an affiliate.

2.18                           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19                           “Fair Market Value” means, as of any date, the value of the Common Stock as determined below.  The Fair Market Value on any date on which the Company’s shares of Common Stock are registered under Section 12 of the Exchange Act and listed on the New York Stock Exchange shall be the closing price of a share of Common Stock on the New York Stock Exchange on such date, and thereafter (a) if the Common Stock is admitted to quotation on the over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (b) in the absence of an established market for the Common Stock, the Fair Market Value determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons.

2.20                           “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director.  No individual initially elected or nominated as a Director as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.21                           “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.22                           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.23                           “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.24                           “Plan” means this Key Energy Services, Inc. 2006 Phantom Shares Plan.

2.25                           “Restricted Period” has the meaning set forth in Section 7.1(a).

2.26                           “Phantom Share” means a notational unit with the value of one share of Common Stock on any given date and any other securities into which such share is changed or for which such share is exchanged (“Share”).

2.27                           “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

3.                                      Administration.

3.1                                 Administration by Board.  The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5.

3.2                                 Powers of Administrator.  The Administrator shall have the power and authority to select and grant to Participants Awards pursuant to the terms of the Plan.

3.3                                 Specific Powers.  In particular, the Administrator shall have the authority: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to delegate its authority to one or more Officers of the Company with respect to awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act; (e) to determine when Awards are to be granted under the Plan and the applicable Date of Grant; (f) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (g) to determine the number of Phantom Shares to be covered by each Award; (i) to prescribe the terms and conditions of each Award; (j) to amend any outstanding Awards; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent; (k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of his or her employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (l) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and (m) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

3.4                                 Decisions Final.  All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.5                                 The Committee.

(a)                                  General.  The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.  The members of the Committee shall be appointed by and serve at the pleasure of the Board.  From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee.  The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee composed of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board.  Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(b)                                 Committee Composition when Common Stock is Registered.  At any such time as the Common Stock is required to be registered under Section 12 of the Exchange Act, the Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3.  However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors.  Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

3.6                                 Indemnification.  In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.                                      Shares Subject to the Plan.

Subject to adjustment in accordance with Section 8, the total number of Phantom Shares that may be granted under the Plan shall not exceed 495,500.

5.                                      Eligibility.

Awards may be granted to Employees and those individuals whom the Administrator determines are reasonably expected to become Employees following the Date of Grant.

6.                                      Award Terms

6.1                                 General.  The terms and conditions of a grant of Phantom Shares shall be reflected in an Award Agreement.  No shares of Common Stock shall be issued at the time a Phantom Share is granted or vested, and the Company will not be required to set aside a fund for the payment of any such Award.  Unless otherwise determined at the time of grant, each Phantom Share (representing one share of Common Stock) may be credited with cash and the cash value of stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”).  The cash value attributable to Dividend Equivalent Rights will be converted into Phantom Shares based on the Fair Market Value of a share of Common Stock on the date such dividend is paid (provided that no fractional Phantom Shares shall be granted).  The cash value of any cash dividends or distributions remaining in respect of a fractional Phantom Share shall be added to any subsequent cash dividends or distributions and converted into additional Phantom Shares.

6.2                                 Restrictions.  Phantom Shares awarded to any Participant shall be subject to (A) forfeiture until the Phantom Shares have vested, and to the extent such Phantom Shares are forfeited, all rights of the Participant to such Phantom Shares shall terminate without further obligation on the part of the Company, and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.  The Administrator shall have the authority to accelerate some or all of the vesting of the Phantom Shares whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Phantom Shares are granted, such action is appropriate.

6.3                                 Vesting Schedule.  The following conditions shall apply to all Awards unless otherwise set forth in the applicable Award Agreement.

(a)                                  Except as set forth in this Section 6.3, and subject to the Participant’s Continuous Service, each Award shall vest [25%] a year on each anniversary of the Date of Grant unless otherwise set forth in this Section 6.3.

(b)                                 If (I) a Participant terminates his or her Continuous Service for any reason, or (II) the Company terminates a Participant’s Continuous Service due to Cause, all unvested Phantom Shares shall be immediately forfeited without any payment to the Participant.

(c)                                  If (I) the Company terminates a Participant without Cause, or (II) the Participant attains age 65 and completes ten years of Continuous Service, or (III) a Participant’s Continuous Service terminates due to death or Disability, all nonvested Phantom Shares shall vest immediately.

(d)                                 Upon a Change in Control, all outstanding unvested Phantom Shares shall vest.

6.4                                 Settlement of Phantom Shares.  Within twenty business days of the vesting date of any outstanding Phantom Shares, the Company shall deliver to the Participant, or his or her beneficiary, without charge, a payment in cash equal to the value of the vested Phantom Shares.

7.                                      Miscellaneous.

7.1                                 Acceleration of Exercisability and Vesting.  The Administrator shall have the power to accelerate the time at which an Award or any part thereof will vest.

7.2                                 Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock due to his or her receipt or vesting of an Award under this Plan.

7.3                                 No Employment or Other Service Rights.  Nothing in the Plan or any instrument executed or Award granted pursuant to this Plan shall confer upon any Participant any right to continue to serve the Company or an affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an affiliate to terminate the employment of an Employee with or without notice and with or without Cause.

7.4                                 Transfer, Approved Leave of Absence.  For purposes of the Plan, no termination of Continuous Service by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an affiliate or from the Company to an affiliate, or from one affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

7.5                                 Withholding Obligations.  The Company shall be entitled to withhold and/or deduct any and all amounts required to be withheld from any payment hereunder to fulfill its withholding obligations.

8.                                      Adjustments Upon Changes in Stock.

Awards granted under the Plan and any Award Agreements and the maximum number of Phantom Shares which may be subject to all Awards will be equitably adjusted or substituted to the extent necessary to preserve their economic intent in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award. The Company shall give each Participant notice of an adjustment hereunder.

9.                                      Amendment of the Plan and Awards.

9.1                                 Amendment of Plan.  The Board at any time, and from time to time, may amend or terminate the Plan.

9.2                                 Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

9.3                                 No Impairment of Rights.  Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

9.4                                 Amendment of Awards.  The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Administrator may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

10.                               General Provisions.

10.1                           Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.   The Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in the Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.

10.2                           Other Provisions.  The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

10.3                           Section 16.  It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act.  Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 10.3, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

11.                               Effective Date of Plan.

The Plan shall become effective as of the Effective Date.

12.                               Termination or Suspension of the Plan.

The Plan shall terminate automatically on the day before the 10th anniversary of the Effective Date.  No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date.  The Board may suspend or terminate the Plan at any earlier date.

13.                               Choice of Law and Forum.

The validity, performance and construction of this Plan shall be governed by the laws of the State of Texas.  The parties hereto consent to the exclusive jurisdiction of the courts of Harris County, Texas.  Any claim arising out of or related to this Agreement must be brought no later than six months after it has accrued.